UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2022

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300, Florham Park, NJ 07932
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exclusive License Agreement

On December 30, 2022, PDS Biotechnology Corporation (the “Company”) entered into a License Agreement (the “License Agreement”) with Merck KGaA, Darmstadt, Germany, pursuant to which Merck KGaA, Darmstadt, Germany has granted the Company an exclusive (even as to Merk KGaA), worldwide, sublicensable, milestone and royalty-bearing right and license to certain patent rights and certain related data (the “Licensed Technology”) to develop, manufacture, use, commercialize and otherwise exploit any product containing NHS-IL12 fusion protein known as M9241 (the “Compound”). Merck KGaA, Darmstadt, Germany retains the right under the Licensed Technology in connection with certain existing collaborations between Merck KGaA, Darmstadt, Germany and academic institutions to allow such academic institutions to exercise their rights granted under such collaborations. The Company agreed to use commercially reasonable efforts to develop, manufacture and commercialize at least one pharmaceutical preparation, substance, or formulation, comprising or employing, the Compound (the “Product”).

In consideration for the rights granted by Merck KGaA, Darmstadt, Germany, the Company (i) agreed to make a one-time up-front cash payment of $5.0 million to Merck KGaA, Darmstadt, Germany, and (ii) entered into a Share Transfer Agreement dated December 30, 2022  (the “Share Transfer Agreement”), pursuant to which the Company issued 378,787 shares of its common stock (the “Shares”) to Merck KGaA, Darmstadt, Germany in a private placement for an aggregate value of $5.0 million, as measured by the closing price of the Company’s common stock on the Nasdaq Capital Market as of December 30, 2022. The Share Transfer Agreement is described in additional detail below under the caption “Share Transfer Agreement.”

Pursuant to the License Agreement, the Company agreed to make (i) development and first commercial sale milestone payments totaling up to $11 million upon the achievement of certain milestones, including the dosing of the fifth patient in a phase III trial of the Product and first commercial sale of the Product for a first and second indications in a major market, and (ii) up to $105 million upon achieving certain aggregate sales levels of the Product.

The Company also agreed to pay Merck KGaA, Darmstadt, Germany a royalty of 10% on aggregate net sales of Product as specified in the License Agreement on a Product-by-Product and country-by-country basis until the later of: (i) ten years after the first commercial sale of a Product in a given country; and (ii) the expiration or invalidation of the licensed patents covering the Compound or Product in such country (collectively, the “Royalty Term”). The royalty rate is subject to reduction in that event that a Product is not covered by a valid patent claim, a biosimilar to the Compound or the Product comes on the market in a particular country, or if the Company obtains a license to any intellectual property owned or controlled by a third-party which but for such license would be infringed by making, using or selling the Compound.

The License Agreement will expire on a Product-by-Product and country-by-country basis upon expiration of the last-to-expire Royalty Term for such Product. On expiration (but not earlier termination), the Company will have a fully paid-up, royalty-free, non-exclusive, transferable, perpetual and irrevocable license under the licensed patent rights and related data to develop, manufacture, use, commercialize and otherwise exploit the Compound. Either party may terminate the License Agreement for the other party’s material breach following a cure period. The License Agreement may not be terminated upon certain insolvency events relating to the Company. The Company may terminate the License Agreement for any reason upon ninety days written notice to Merck KGaA, Darmstadt, Germany.

The License Agreement also includes indemnification obligations of each party. The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Share Transfer Agreement

On December 30, 2022, the Company entered into the Share Transfer Agreement with Merck KGaA, Darmstadt, Germany, pursuant to which the Company issued the Shares to Merck KGaA, Darmstadt, Germany in a private placement.

The Shares are subject to lock-up restrictions, which, without prior approval of the Company, prohibit Merck, Darmstadt, Germany from selling the Shares for a period of up to six months after the effective date of the Share Transfer Agreement. The Share Transfer Agreement contains certain other customary terms and conditions, including mutual representations, warranties and covenants.

The foregoing description of the terms of the Share Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Transfer Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance of the Shares pursuant to the Share Transfer Agreement set forth under Item 1.01 above under the caption “Share Transfer Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 8.01	Other Events.

On January 3, 2023, the Company issued a press release announcing the License Agreement.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

On January 3, 2023, the Company updated its corporate presentation.  A copy of the presentation is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description

10.1	Share Transfer Agreement by and between PDS Biotechnology Corporation and Merck KGaA, Darmstadt, Germany.
99.1	Press Release Dated January 3, 2023.
99.2	Corporate Presentation (January 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: January 3, 2023	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer